As filed with the Securities and Exchange Commission on April 11,
1995

                                Registration No. 33-_______




                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                              _______________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                 Under the
                          SECURITIES ACT OF 1933
                              _______________

                  IOWA-ILLINOIS GAS AND ELECTRIC COMPANY
          (Exact name of registrant as specified in its charter)

            Illinois                              42-0673189
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.)

                         One RiverCenter Place
                         106 East Second Street
                            Davenport, Iowa              52801
              (Address of Principal Executive Offices) (Zip Code)

            Iowa-Illinois Gas and Electric Company Savings Plan
                         (Full title of the plan)

                              Keith M. Giger
                          Secretary and Treasurer
                  Iowa-Illinois Gas and Electric Company
                           One RiverCenter Place
                          106 East Second Street
                           Davenport, Iowa 52801
                 (Name and address of agent for service)

                              (319) 326-7485
                       (Telephone number, including
                     area code, of agent for service)
                             _______________

                                 Copy to:
                             Joseph S. Ehrman
                              Sidley & Austin
                         One First National Plaza
                         Chicago, Illinois  60603
                              (312) 853-7437



                     CALCULATION OF REGISTRATION FEE
_________________________________________________________________

   Title of
  Securities   Amount   Proposed Max.   Proposed Max.  Amount of
     to be     to be   Offering Price    Aggregate        Reg.
  Registered   Reg.(1)  Per Share(2)  Offering Price(2)   Fee
_________________________________________________________________

Common Shares,
$1 par value   300,000     $21.25        $6,375,000     $2,198.00
Common Share
Purch. Rights  300,000
_________________________________________________________________

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Iowa-Illinois Gas and Electric Company Savings Plan.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of the Common Shares of the Company, as reported on the New York Stock Exchange Composite Tape on April 4, 1995.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual
         Information*

*    Information required by Part I to be contained in the
     Section 10(a) prospectus is omitted from this Registration
     Statement in accordance with Rule 428 under the Securities
     Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents which have heretofore been filed by Iowa-Illinois Gas and Electric Company (the "Company" or the "Registrant") or the Iowa-Illinois Gas and Electric Company Savings Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

         2.    The Company's Current Report on Form 8-K dated
               February 1, 1995;

         3. The description of the Common Shares, $1.00 par value, of the Company contained in the Company's Registration Statement on Form 10, as filed with the Commission on July 19, 1950, including any subsequent amendment or report filed for the purpose of updating such description;

         4. The description of the Common Share Purchase Rights of the Company contained in the Form 8-A of the Company, as filed with the Commission on April 9, 1992, including any subsequent amendment or report filed for the purpose of updating such description; and

         5. The Plan's Annual Report on Form 11-K for the year ended December 31, 1993.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Plan with the Commission pursuant to Section 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").



Item 4.  Description of Securities.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 2.10(b)(3) of the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), the Company's First Restated Articles of Incorporation, as amended (the "Articles"), provide that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:
(i) for any breach of such director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 8.65 of the IBCA (relating to certain unlawful distributions to shareholders); or (iv) for any transaction from which such director derived an improper personal benefit.

         Section 8.75 of the IBCA permits, under certain circumstances, an Illinois corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding (other than an action or suit by such corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of such corporation, or who is or was serving at the request of such corporation in such a capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding or, in the case of an action or suit by such corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit.

         Article Eleven of the Articles provides, in general, that any director, officer or employee of the Company is entitled to indemnification against all liabilities, judgments, fines and amounts paid in settlement and all expenses (including attorneys' fees) actually and reasonably incurred in connection with any litigation (including any actual or threatened civil, criminal, administrative or arbitration action, proceeding, claim, suit or appeal therefrom), if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company and, in the case of criminal litigation, such person had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that such person shall not be indemnified if, in the case of litigation by or in the right of the Company, it shall be finally determined that such person breached his or her duty to the Company, unless a court shall finally determine that despite such breach of duty such person is fairly and reasonably entitled to indemnification.

         The directors and officers of the Company have the benefit collectively of a $60,000,000 insurance policy covering them generally against loss for any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any matter claimed against them solely by reason of their being such directors or officers, but not as to acts of active and deliberate dishonesty committed with actual dishonest purpose and intent which were material to the cause of action adjudicated against them.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is intended to be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. The Company has submitted the Plan and hereby undertakes to submit all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.


Item 9.  Undertakings.

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's Annual Report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         5. That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport, State of Iowa, on the tenth day of April, 1995.

                          IOWA-ILLINOIS GAS AND ELECTRIC COMPANY

                          By:  Stanley J. Bright

                               Stanley J. Bright
                               Chairman of the Board of
                               Directors, President and
                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the tenth day of April, 1995.

Stanley J. Bright       Chairman of the Board of Directors,
Stanley J. Bright          President and Director (Principal
                           Executive Officer)

Lance E. Cooper         Vice President Finance and Chief
Lance E. Cooper            Financial Officer and Director
                           (Principal Financial Officer)

Peter E. Burks          Controller (Principal Accounting Officer)
Peter E. Burks

       *                                Director
John W. Colloton

       *                                Director
Frank S. Cottrell

       *                                Director
William C. Fletcher

       *                                Director
Mel Foster, Jr.

       *                                Director
Nancy L. Seifert

       *                                Director
S. E. Shelton


       *                                Director
W. Scott Tinsman

       *                                Director
L. L. Woodruff

*By Lance E. Cooper
    Lance E. Cooper
    Attorney-in-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport, State of Iowa, on the tenth day of April, 1995

IOWA-ILLINOIS GAS AND ELECTRIC COMPANY SAVINGS PLAN




By:       Lance E. Cooper
   Name:  Lance E. Cooper
   Title: Chairman

                              EXHIBIT INDEX

         The following documents are filed herewith or incorporated herein by reference.


Exhibit
Number                     Document Description

*4.1  First Restated Articles of Incorporation.  (File 1-3573,
      Annual Report on Form 10-K for year ended December 31,
      1993, Exhibit 3.A.)

*4.2  Article Eleven of the First Restated Articles of
      Incorporation (File 1-3573, Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, Exhibit 3.A.)

*4.3  By-laws as amended through April 25, 1991.  (File 1-3573,
      Annual Report on Form 10-K for year ended December 31,
      1993, Exhibit 3.B.)

*4.4  Indenture of Mortgage and Deed of Trust dated as of March
      1, 1947. (File 2-6922, Registration Statement, Exhibit
      7-B.)

*4.5  Supplemental Indenture dated as of March 1, 1947. (File
      2-6922, Registration Statement, Exhibit 7-C.)

*4.6  Second Supplemental Indenture dated as of October 1, 1949.
      (File 2-8112, Registration Statement, Exhibit 7-B.)

*4.7  Third Supplemental Indenture dated as of January 15, 1953.
      (File 2-9990, Registration Statement, Exhibit 4.04.)

*4.8  Resignation and Appointment of successor Individual
      Trustee. (File 2-62330, Registration Statement, Exhibit
      2.03E.)

*4.9  Fourth Supplemental Indenture dated as of April 15, 1960.
      (File 2-17786, Registration Statement, Exhibit 2.06.)

*4.10 Fifth Supplemental Indenture dated as of May 1, 1961.
      (File 2-26675, Registration Statement, Exhibit 2.07.)

*4.11 Sixth Supplemental Indenture dated as of July 1, 1967.
      (File 2-28806, Registration Statement, Exhibit 2.08.)

*4.12 Seventh Supplemental Indenture dated as of April 1, 1969.
      (File 2-34089, Registration Statement, Exhibit 2.10.)

*4.13 Eighth Supplemental Indenture dated as of August 15, 1969.
      (File 2-38102, Registration Statement, Exhibit 2.10.)

*4.14 Ninth Supplemental Indenture dated as of September 1,
      1970. (File 2-38102, Registration Statement, Exhibit
      2.12.)

*4.15 Resignation and Appointment of successor Individual
      Trustee. (File 2-45994, Registration Statement, Exhibit
      2.04L.)

*4.16 Tenth Supplemental Indenture dated as of June 15, 1975.
      (File 2-53814, Registration Statement, Exhibit 2.03M-2.)

*4.17 Eleventh Supplemental Indenture dated as of March 15,
      1976. (File 2-55527, Registration Statement, Exhibit
      2.03N-1.)

*4.18 Twelfth Supplemental Indenture dated as of January 15,
      1977. (File 2-57912, Registration Statement, Exhibit
      2.03O-1.)

*4.19 Thirteenth Supplemental Indenture dated as of October 1,
      1977. (File 2-58838, Registration Statement, Exhibit
      2.03P.)

*4.20 Fourteenth Supplemental Indenture dated as of September 1,
      1978.  (File 2-62330, Registration Statement, Exhibit
      2.03Q-1.)

*4.21 Fifteenth Supplemental Indenture dated as of July 15,
      1979.  (File 2-66779, Registration Statement, Exhibit
      2.03R.)

*4.22 Sixteenth Supplemental Indenture dated as of January 15,
      1980.  (File 2-66779, Registration Statement, Exhibit
      2.03S.)

*4.23 Seventeenth Supplemental Indenture dated as of June 15,
      1980.  (File 2-68600, Registration Statement, Exhibit
      2.03T.)

*4.24 Eighteenth Supplemental Indenture dated as of February 15,
      1981. (File 1-3573, Annual Report on Form 10-K for year ended December 31, 1980, Exhibit 4-B-21.)

*4.25 Nineteenth Supplemental Indenture dated as of October 1,
      1981. (File 1-3573, Annual Report on Form 10-K for year ended December 31, 1981, Exhibit 4-B-22.)

*4.26 Twentieth Supplemental Indenture dated as of May 1, 1982.
      (File 1-3573, Quarterly Report on Form 10-Q for quarter ended June 30, 1982, Exhibit 4-B-23.)

*4.27 Twenty-first Supplemental Indenture dated as of July 1,
      1982. (File 1-3573, Quarterly Report on Form 10-Q for quarter ended June 30, 1982, Exhibit 4-B-24.)

*4.28 Twenty-second Supplemental Indenture dated as of February
      15, 1984. (File 1-3573, Annual Report on Form 10-K for year ended December 31, 1983, Exhibit 4-B-25.)

*4.29 Twenty-third Supplemental Indenture dated as of November
      1, 1984. (File 1-3573, Annual Report on Form 10-K for year ended December 31, 1984, Exhibit 4-B-26.)

*4.30 Twenty-fourth Supplemental Indenture dated as of September
      1, 1985. (File 1-3573, Quarterly Report on Form 10-Q for quarter ended September 30, 1985, Exhibit 4-B-27.)

*4.31 Twenty-fifth Supplemental Indenture dated as of September
      15, 1986. (File 1-3573, Quarterly Report on Form 10-Q for quarter ended September 30, 1986, Exhibit 4-B-28.)

*4.32 Twenty-sixth Supplemental Indenture dated as of February
      15, 1987. (File 1-3573, Annual Report on Form 10-K for year ended December 31, 1986, Exhibit 4-B-29.)

*4.33 Resignation and Appointment of successor Individual
      Trustee.  (File 33-39211, Registration Statement, Exhibit
      4.30.)

*4.34 Twenty-seventh Supplemental Indenture dated as of October
      1, 1991.  (File 1-3573, Current Report on Form 8-K dated
      October 1, 1991, Exhibit 4.31-A.)

*4.35 Twenty-eighth Supplemental Indenture dated as of May 15,
      1992.  (File 1-3573, Current Report on Form 8-K dated May
      21, 1992, Exhibit 4.31-B.)

*4.36 Twenty-ninth Supplemental Indenture dated as of March 15,
      1993.  (File 1-3573, Current Report on Form 8-K dated
      March 24, 1993, Exhibit 4.32-A.)

*4.37 Thirtieth Supplemental Indenture dated as of October 1,
      1993.  (File 1-3573, Current Report on Form 8-K dated
      October 7, 1993, Exhibit 4.34.A.)

*4.38 Rights Agreement dated as of February 25, 1992.  (File
      1-3573, Current Report on Form 8-K dated February 26,
      1992, Exhibit II.)

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Arthur Andersen LLP.

24    Powers of Attorney.

99    Iowa-Illinois Gas and Electric Company Savings Plan.

_________________________
*  Incorporated by reference.